Ventana Reports Third Quarter Results

TUCSON, AZ -- 10/20/2006 -- Ventana Medical Systems, Inc. (NASDAQ: VMSI), today reported sales of $59.0 million for the quarter ending September 30, 2006, a 16% increase over third quarter 2005. Net income for the third quarter was $7.8 million, or $0.22 per diluted share compared with net income of $3.6 million and $0.10 per diluted share for the same period last year. Current period results include net expenses of $0.9 million, or $0.02 per share for share-based compensation and $0.4 million, or $0.01 per share for costs associated with the previously announced Vision transaction. Third quarter results for 2005 include a net non-cash charge of $3.3 million, or $0.09 per diluted share to record a potential liability associated with the on-going litigation with Cytologix.

Reagents and other revenues grew 18% versus the third quarter of 2005, while instrument revenues increased by 8% versus the comparable period in 2005. Gross margin was 76.6% in the quarter versus 75.5% in the third quarter of 2005. R&D investment was $7.7 million in the quarter, up 19% versus third quarter 2005.

"Our core advanced staining business continues to perform well with strong placements and solid consumables growth," commented Christopher Gleeson, President and CEO. Gleeson went on to say that, "Placements and thus revenues associated with our new primary staining system, Symphony, were somewhat lower than originally expected as a result of our decision to extend the period of our limited launch. Importantly, the first of several external studies supporting the superior clinical utility of the Symphony system compared to traditional methods has been completed and will be published in early 2007."

YEAR-TO-DATE 2006

Net sales for the nine months ended September 30, 2006 were $172.1 million, a 19% increase over the same period in 2005. Reagents and other revenues grew by 20% year-over-year while gross margins improved 100 basis points and R&D spending increased by 22%. Net income was $20.1 million year-to-date, or $0.55 per diluted share compared with net income of $14.9 million and $0.40 per diluted share for the same period last year. Current year results include net expenses of $3.0 million, or $0.09 per share for share-based compensation as a result of the adoption of SFAS 123R on January 1, 2006 and the above mentioned Vision transaction related expenses. Results from last year include the aforementioned net non-cash charge of $3.3 million, or $0.09 per diluted share to record a potential liability associated with the on-going litigation with Cytologix.

CALENDAR YEAR 2006 and 2007 OUTLOOK

The Company has maintained its guidance for 2006 advising that it expects full year sales to be within a range of approximately $236.0 million to $238.0 million and non-GAAP diluted earnings per share to be approximately $0.95 which, when adjusted for the impact of share-based compensation expense, will be $0.86.

The Company also provided general guidance for 2007, advising that it anticipates revenues and EPS consistent with the currently published range before adjustment for share-based compensation.

INVESTOR CONFERENCE CALL

Ventana will hold a conference call to discuss third quarter 2006 results and the outlook for the full year at 10:00 a.m. eastern on Friday, October 20, 2006. The call can be accessed live and will be available for replay over the Internet via http://phx.corporate-ir.net/phoenix.zhtml? p=irol-eventDetails&c=79080&eventID=1400465.

ABOUT VENTANA

Ventana develops, manufactures, and markets instrument/reagent systems that automate tissue preparation and slide staining in clinical histology and drug discovery laboratories worldwide. The Company's clinical systems are important tools used in the diagnosis and treatment of cancer and infectious diseases. Ventana's drug discovery systems are used to accelerate the discovery of new drug targets and evaluate the safety of new drug compounds.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of the Federal Securities laws. These forward-looking statements include our expected revenue growth and profitability for 2006 and 2007. These forward-looking statements are subject to numerous risks and uncertainties, and actual results may vary materially. We may not achieve anticipated future operating results, and product development activities may not be as successful as we expect in terms of the timing of product availability to the market or customer rates of adoption. Other risks and uncertainties include risks associated with the development, manufacturing, marketing, and sale of medical products, competitive factors, general economic conditions, legal disputes, and government actions, and those other risks and uncertainties contained in our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and all subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov. We undertake no obligation following the date of this release to update or revise our forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date such statements are made. Past performance is not indicative of future results. We cannot guarantee any future operating results, activity, performance, or achievement.

Visit the Ventana Medical Systems, Inc., website at www.ventanamed.com.

                      VENTANA MEDICAL SYSTEMS, INC.
                     GAAP CONSOLIDATED BALANCE SHEETS
                  (in thousands, except per share data)

                                                      September  December
                                                         30,        31,
                                                        2006       2005
                                                      ---------  ---------
                                                     (Unaudited)
                                ASSETS
 Current assets:
    Cash and cash equivalents                         $  16,589  $  17,519
    Short-term investments                               54,376     27,892
    Trade accounts receivable, net of allowance for
     doubtful accounts of $1,744 and $1,536,
     respectively                                        43,935     38,170
    Inventories, net                                     19,515     12,888
    Deferred tax assets                                   8,706      7,969
    Prepaids and other current assets                     4,153      2,412
                                                      ---------  ---------
        Total current assets                            147,274    106,850
 Property and equipment, net                             61,395     54,195
 Deferred tax assets, net of current portion             13,858     13,056
 Long-term investments                                    1,907      6,209
 Goodwill                                                 2,804      2,804
 Intangible assets, net                                   6,889      8,779
 Capitalized software development costs, net              3,098      2,741
 Other assets                                             1,755      1,898
                                                      ---------  ---------
        Total assets                                  $ 238,980  $ 196,532
                                                      =========  =========

                    LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
    Accounts payable                                  $  16,340  $  10,660
    Other current liabilities                            35,190     30,954
                                                      ---------  ---------
        Total current liabilities                        51,530     41,614
 Long-term debt                                           1,900      1,996
 Other long-term liabilites                                 680        618
 Commitments and Contingencies

 Stockholders' equity

    Common stock -- $.001 par value; 100,000 shares
     authorized, 37,009 and 36,226 shares issued and
     outstanding at September 30, 2006 and December 31,
     2005 respectively                                       37         36
    Additional paid-in-capital                          222,373    199,580
    Deferred share-based compensation                         -       (382)
    Accumulated income                                   31,704     11,628
    Accumulated other comprehensive income (loss)         2,391       (783)
    Treasury stock - 2,516 and 2,140 shares, at cost,
     at September 30, 2006 and December 31, 2005,
     respectively                                       (71,635)   (57,775)
                                                      ---------  ---------
        Total stockholders' equity                      184,870    152,304
                                                      ---------  ---------
        Total liabilities and stockholders'
         equity                                       $ 238,980  $ 196,532
                                                      =========  =========

                      Ventana Medical Systems, Inc.
           GAAP Condensed Consolidated Statements of Operations
                   (in thousands except per share data)
                                (Unaudited)

                                     Three Months Ended  Nine Months Ended
                                         September 30,     September 30,
                                      ----------------- -------------------
                                        2006     2005     2006      2005
                                      -------- -------- --------- ---------
Sales:
  Reagents and other                  $ 50,623 $ 42,917 $ 149,612 $ 124,623
  Instruments                            8,355    7,820    22,509    20,255
                                      -------- -------- --------- ---------
    Total net sales                     58,978   50,737   172,121   144,878
Cost of goods sold (1)                  13,807   12,438    40,975    36,025
                                      -------- -------- --------- ---------
Gross margin                            45,171   38,299   131,146   108,853
Operating expenses:
  Research and development (2)           7,717    6,487    23,539    19,312
  Selling, general and
   administrative (3)                   25,840   21,200    76,782    60,893
  Amortization of intangible assets        596      576     1,838     1,531
  Special charge                             -    5,000         -     5,000
                                      -------- -------- --------- ---------
Income from operations                  11,018    5,036    28,987    22,117
Interest and other income                  592      263     2,149       660
                                      -------- -------- --------- ---------
Income before taxes                     11,610    5,299    31,136    22,777
Provision for income taxes               3,779    1,748    11,060     7,872
                                      -------- -------- --------- ---------
Net income                            $  7,831 $  3,551 $  20,076 $  14,905
                                      ======== ======== ========= =========
Net income per common share:
  --Basic                             $   0.23 $   0.10 $    0.59 $    0.43
                                      ======== ======== ========= =========
  --Diluted                           $   0.22 $   0.10 $    0.55 $    0.40
                                      ======== ======== ========= =========
Shares used in computing net income
 per common share:
  --Basic                               34,472   34,489    34,225    34,447
                                      ======== ======== ========= =========
  --Diluted                             36,350   36,879    36,184    36,891
                                      ======== ======== ========= =========

(1) amounts include share-based
 compensation expense                 $     58 $      - $     141 $       -
(2) amounts include share-based
 compensation expense                 $    250 $     21 $     791 $      69
(3) amounts include share-based
 compensation expense                 $    932 $      - $   2,865 $       -

                      Ventana Medical Systems, Inc.
    Reconciliation of GAAP Net Income to Pro Forma Non-GAAP Net Income
                   (in thousands except per share data)
                                (Unaudited)

The following represents a reconciliation of GAAP net income to pro forma non-GAAP net income:

                                    Three Months Ended  Nine Months Ended
                                      September 30,       September 30,
                                    ------------------  ------------------
                                      2006      2005      2006      2005
                                    --------  --------  --------  --------

GAAP net income                     $  7,831  $  3,551  $ 20,076  $ 14,905
 Stock-based compensation:
   Stock options and restricted
    stock                              1,240        21     3,797        69
 Vision-related acquisition costs        608         -       608         -
 Cytologix litigation accrual              -     5,000         -     5,000
 Income tax effects                     (578)   (1,732)   (1,378)   (1,749)
                                    --------  --------  --------  --------
Non-GAAP net income                 $  9,101  $  6,840  $ 23,103  $ 18,225
                                    ========  ========  ========  ========

Pro Forma Non-GAAP Adjustments

The above pro forma non-GAAP adjustments are based upon our unaudited condensed consolidated statements of operations for the periods shown. The pro-forma non-GAAP financial information, which excludes in 2006 the effects of SFAS 123R, Share-Based Payment and Vision System Limited acquisition-related costs and in 2005 a non-cash charge to record a potential liability associated with the on-going litigation with Cytologix, is not in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that this non-GAAP financial measure provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods. This non-GAAP measure should not be viewed in isolation to or as a substitute for the Company's financial results or guidance in accordance with GAAP. Assumptions regarding the valuation of stock-based compensation and the timing of events, such as the issuance of new share-based compensation awards and the realization of tax benefits, may differ from actual results.

                      Ventana Medical Systems, Inc.
    Pro Forma Non-GAAP Condensed Consolidated Statements of Operations
                   (in thousands except per share data)
                                (Unaudited)

                                    Three Months Ended   Nine Months Ended
                                        September 30,       September 30,
                                    ------------------- -------------------
                                      2006      2005      2006      2005
                                    --------- --------- --------- ---------
Sales:
  Reagents and other                $  50,623 $  42,917 $ 149,612 $ 124,623
  Instruments                           8,355     7,820    22,509    20,255
                                    --------- --------- --------- ---------
    Total net sales                    58,978    50,737   172,121   144,878
Cost of goods sold                     13,749    12,438    40,834    36,025
                                    --------- --------- --------- ---------
Gross margin                           45,229    38,299   131,287   108,853
Operating expenses:
  Research and development              7,467     6,466    22,748    19,243
  Selling, general and
   administrative                      24,300    21,200    73,309    60,893
  Amortization of intangible assets       596       576     1,838     1,531
  Special charge                            -         -         -         -
                                    --------- --------- --------- ---------
Income from operations                 12,866    10,057    33,392    27,186
Interest and other income                 592       263     2,149       660
                                    --------- --------- --------- ---------
Income before taxes                    13,458    10,320    35,541    27,846
Provision for income taxes              4,357     3,480    12,438     9,621
                                    --------- --------- --------- ---------
Net income                          $   9,101 $   6,840 $  23,103 $  18,225
                                    ========= ========= ========= =========
Net income per common share:
  --Basic                           $    0.26 $    0.20 $    0.68 $    0.53
                                    ========= ========= ========= =========
  --Diluted                         $    0.25 $    0.19 $    0.64 $    0.49
                                    ========= ========= ========= =========
Shares used in computing net income
 per common share:
  --Basic                              34,472    34,489    34,225    34,447
                                    ========= ========= ========= =========
  --Diluted                            36,350    36,879    36,184    36,891
                                    ========= ========= ========= =========
Pro Forma Non-GAAP Statements

The above pro forma non-GAAP statements are based upon our unaudited consolidated statements of operations for the periods shown, giving effect to the adjustments shown in the attached reconciliation. The presentation is not in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that pro forma non-GAAP reporting provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods. The pro forma non-GAAP financial information presented herein should not be viewed in isolation to or as a substitute for the Company's financial results or guidance in accordance with GAAP.

                      Ventana Medical Systems, Inc.
           GAAP Condensed Consolidated Statements of Cash Flows
                              (in thousands)
                                (Unaudited)

                                                        Nine Months Ended
                                                          September 30,
                                                        ------------------
                                                          2006      2005
                                                        --------  --------

Net income                                              $ 20,076  $ 14,905
Adjustments to reconcile net income to cash provided by
 operating activities:
   Depreciation and amortization                          12,267     7,983
   Share-based compensation expense related to employee
    stock options and employee stock purchases             3,797         -
   Deferred income taxes                                  (3,439)      785
   Tax benefit from employee stock option plans            7,487     4,381
   Non-cash litigation charge                                  -     5,000
   Excess tax benefits from share-based compensation      (7,607)        -
Change in operating assets and liabilities:
     Accounts receivable                                  (5,765)     (359)
     Inventory                                            (6,627)   (3,612)
     Other assets                                         (1,073)   (1,395)
     Accounts payable                                      5,587       336
     Other liabilities                                     4,342      (208)
                                                        --------  --------
        Net cash provided by operating activities         29,045    27,816

Cash flows from investing activities:
     Purchase of property and equipment                  (17,630)  (11,956)
     Purchase of intangible assets                          (736)   (2,301)
     Purchases of short-term investments                (188,865)  (46,700)
     Proceeds from sale of short-term investments        171,568    28,300
                                                        --------  --------
        Net cash used in investing activities            (35,663)  (32,657)

Cash flows from financing activities:
     Issuance of common stock                             11,382    11,622
     Purchases of common stock for treasury              (13,394)  (30,521)
     Excess tax benefits from share-based compensation     7,607         -
     Repayments of debt                                     (350)     (162)
                                                        --------  --------
        Net cash provided by (used in) financing
         activities                                        5,245   (19,061)
Effect of exchange rate change on cash and cash
 equivalents                                                 443      (849)
                                                        --------  --------
Net decrease in cash and cash equivalents                   (930)  (24,751)
Cash and cash equivalents, beginning of period            17,519    33,354
                                                        --------  --------
Cash and cash equivalents, end of period                $ 16,589  $  8,603
                                                        ========  ========

Supplemental cash flow information:
   Income taxes paid                                    $  6,171  $    428
   Interest paid                                        $     76  $     53
   Non-cash investing and financing activities:
        Tendered common stock for stock option
         exercises                                      $    466  $    338

Contact:
Christopher M. Gleeson
President and CEO
(520) 229-3787

Nick Malden
Chief Financial Officer
(520) 229-3857

VENTANA MEDICAL SYSTEMS, INC.
1910 E. Innovation Park Drive
Tucson, Arizona 85755
(520) 887-2155